UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39940	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2005 Stock Incentive Plan

At the Annual Meeting of Stockholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on December 6, 2023, Cisco’s stockholders approved the amendment and restatement of the Cisco 2005 Stock Incentive Plan (as amended and restated, the “Amended Stock Plan”). The Amended Stock Plan was approved by Cisco’s Board of Directors (the “Board”) on October 5, 2023, subject to the approval of Cisco’s stockholders, and became effective with such stockholder approval on December 6, 2023.

As a result of such stockholder approval, the Amended Stock Plan was materially amended and modified to increase the number of shares authorized for issuance thereunder by 80.575 million shares. The Amended Stock Plan will expire on the date of the 2030 Annual Meeting. Except for this increase, the terms of the Amended Stock Plan remain unchanged.

A more complete description of the terms of the Amended Stock Plan and the material amendments and modifications thereto can be found in “Compensation Committee Matters — Proposal No. 2 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” (pages 27 through 36) in Cisco’s definitive proxy statement dated October 12, 2023, and filed with the Securities and Exchange Commission on October 17, 2023 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the Amended Stock Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, Cisco’s stockholders voted on the following six proposals and cast their votes as follows:

Proposal 1: To elect nine members of Cisco’s Board:

Nominee	For	Against	Abstained	Broker Non-Votes
Wesley G. Bush	2,767,447,290	74,809,137	10,411,420	452,387,082
Michael D. Capellas	2,599,433,811	242,756,373	10,477,663	452,387,082
Mark Garrett	2,730,381,457	111,796,139	10,490,251	452,387,082
John D. Harris II	2,758,475,281	83,607,252	10,585,314	452,387,082
Dr. Kristina M. Johnson	2,685,395,636	157,182,348	10,089,863	452,387,082
Sarah Rae Murphy	2,821,114,401	21,379,886	10,173,560	452,387,082
Charles H. Robbins	2,604,156,158	226,179,566	22,332,123	452,387,082
Daniel H. Schulman	2,825,102,141	17,093,487	10,472,219	452,387,082
Marianna Tessel	2,829,782,522	12,804,280	10,081,045	452,387,082

Proposal 2: To approve the amendment and restatement of the Cisco 2005 Stock Incentive Plan:

For	Against	Abstained	Broker Non-Votes
2,678,976,678	155,326,172	18,364,997	452,387,082

Proposal 3: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,123,293,848	709,240,188	20,133,811	452,387,082

Proposal 4: To determine, on a non-binding advisory basis, the frequency of holding future votes regarding executive compensation:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
2,799,940,790	4,917,383	36,413,747	11,395,927	452,387,082

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold a non-binding advisory vote regarding executive compensation every year until the next required non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

Proposal 5: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2024:

For	Against	Abstained	Broker Non-Votes
3,101,299,574	194,104,732	9,650,623	0

Proposal 6: A stockholder proposal to have Cisco’s Board issue a tax transparency report in consideration of the Global Reporting Initiative’s Tax Standard:

For	Against	Abstained	Broker Non-Votes
680,344,069	2,023,446,198	148,877,580	452,387,082

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 8, 2023	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary